Exhibit 10.1

ALLONGE TO CONVERTIBLE NOTE

Allonge #4 (this “Allonge #4”) to (i) that certain Convertible Note (the “Convertible Note”) attached hereto as Exhibit 1 and made a part hereof in the original principal amount of $275,000 dated December 31, 2019, from Brain Scientific Inc., a Nevada corporation (the “Company”), in favor of Vista Capital Investments, LLC, as Holder (the “Holder”) and (ii) that certain Warrant to purchase 100,000 shares of the Company’s common stock issued by the Company to the Holder on December 31, 2019 (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Convertible Note.

The Company and the Holder agree that the Convertible Note and Warrant shall be revised as follows:

1. Section l(a) of the Convertible Note shall be amended and replaced to read as follows:

“Payment of Principal. The “Maturity Date” shall August 1, 2021, as may be extended at the option of the Holder in the event that, and for so long as, an Event of Default (as defined below) shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event shall not have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) that with the passage of time and the failure to cure would result in an Event of Default.”

2. As consideration for the amended terms as set forth in this Allonge, (a) the Original Principal Amount as of the date of this Allonge shall automatically and without any further action be increased by an amount equal to ten percent (10%) of such Original Principal Amount, (b) the Company shall, promptly after the execution and delivery of this Allonge, issue to the Holder fifty thousand (50,000) shares of restricted common stock of the Company and (c) the Expiration Date of the Warrant shall be extended to 12/31/2027. The outstanding balance of the Note, after this Allonge #4, will be $434,838.

This Allonge is intended to be attached to and made a permanent part of the Convertible Note.

Dated as of the 4th day of May, 2021.

Company:	BRAIN SCIENTIFIC INC.

	By:	/s/ Boris Goldstein
	Name:	Boris Goldstein
	Title:	Chairman

Holder:	VISTA CAPITAL INVESTMENTS, LLC

	By:	/s/ David Clark
	Name:	David Clark
	Title:	Manager